                                                                     EXHIBIT 4.2

                             STOCKHOLDERS' AGREEMENT

      THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of August 29, 2003, is by and among KONA GRILL, INC., a Delaware corporation (the "Company"), and each of the Series A holders of capital stock of the Company as of the date of this Agreement, all of which holders are signatories to this Agreement and whose names are are set forth on Exhibit "A" (individually, a "Stockholder," and collectively, the "Stockholders").

                                   WITNESSETH:

      A. The Company has an authorized capitalization consisting of (i) 40,000,000 shares of common stock, $.01 par value per share (the "Common Stock"), and (ii) 20,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"), including the designation of 4,166,666 shares of Series A Convertible Preferred Stock, $.01 par value per share (the "Series A Preferred Stock").

      B. The record and beneficial ownership of the issued and outstanding shares of the Series A Preferred Stock held by the Stockholders are set forth that certain Series A Convertible Preferred Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") (such shares of capital stock listed on Exhibit "A" are collectively referred to in this Agreement as the "Existing Stock").

      C. In accordance with the Stock Purchase Agreement, the Company and the Stockholders have agreed to enter into this Agreement, to provide for continuity and harmony in the management of the Company and to restrict the sale and other disposition of Existing Stock now held by any of the Stockholders and any shares of capital stock of the Company hereafter issued to or hereinafter acquired by the Stockholders (the Existing Stock, together with such subsequently issued or acquired capital stock, including any securities convertible into or exchangeable or exercisable for, directly or indirectly, any capital stock, whether or not currently convertible, exchangeable, or exercisable, being hereinafter referred to collectively as the "Capital Stock") and to create other rights and duties among the Stockholders.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, each of the parties covenants and agrees as follows:

                                    ARTICLE I
                               STOCK CERTIFICATES

      1.01 Restrictive Legend. The Stockholders agree that the stock certificate or certificates from time to time representing the respective shares of Capital Stock shall be registered in the name of the Stockholders and shall bear a conspicuous legend substantially stating the following:

      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SERIES A STOCKHOLDERS' AGREEMENT DATED AS OF AUGUST 29, 2003, AS MAY BE AMENDED OR RESTATED, AMONG THE COMPANY AND ITS STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS' AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY AND MAY BE REVIEWED BY THE HOLDER OF THIS CERTIFICATE UPON REQUEST.

      1.02 Additional Requirements. The foregoing legend shall be in addition to any legend imposed pursuant to any other agreement or required to comply with any applicable law. The Company agrees to furnish a copy of this Agreement upon request to any Stockholder.

      1.03 Application of this Agreement. The parties to this Agreement agree that all shares of Capital Stock issued by the Company after the date of this Agreement will be subject to this Agreement and that all certificates representing shares of the Company's Capital Stock issued by the Company shall be endorsed with the legend described in Section 1.01.

                                   ARTICLE II
                        TRANSFER RIGHTS AND RESTRICTIONS

      2.01 General Restriction. Notwithstanding anything to the contrary contained in this Agreement, none of the Stockholders may sell, exchange, give, devise, pledge, encumber, or dispose of ("Transfer"), either voluntarily or involuntarily or by operation of law (including any Transfer pursuant to equitable distribution proceedings or pursuant to a divorce decree) any of the Capital Stock, or any rights or interest appertaining to the Capital Stock, whether now owned or hereafter acquired, except as permitted by this Agreement. Notwithstanding anything to the contrary in this Article II, no Capital Stock may be Transferred unless such Transfer is made in compliance with all applicable federal and state securities laws.

      2.02 Transfer Requirements. A Stockholder may Transfer Capital Stock only to the pursuant to the following provisions:

            (a) Each Stockholder who is an individual may transfer or retransfer, any Capital Stock held by such Stockholder to or for the benefit of (i) any spouse, parent, child, grandchild, or lineal descendant (including adopted children and stepchildren) of such holder (including, without limitation, trustee(s) of a trust exclusively for the benefit of the Stockholder or any of the foregoing); (ii) any trustee or other fiduciary holding securities for the benefit of the Stockholder upon retirement; or (iii) any legal representative, devisee, or heir of a Stockholder upon his or her death.

            (b) Any Stockholder may Transfer Capital Stock to such Stockholder's partners, stockholders or other equity owners.

            (c) Any Stockholder may Transfer Capital Stock with the prior written consent of the Company or after compliance with the requirement of
      Section 2.04.

            The Persons to whom transfers are made pursuant to subsections (a),
      (b) and (c) above are collectively referred to in this Agreement as the "Permitted Transferees". All Permitted Transferees shall take such Offered Stock subject to all the restrictions, terms, and conditions of this Agreement and shall comply with Section 5.02; and provided further, that there shall be no further Transfer of such Capital Stock except in accordance with this Agreement. The provisions of this Section 2.02 shall not apply to any Compelled Sale in accordance with Section 2.05.

      2.03 Transfers in Violation of this Agreement. Any transfer of Capital Stock in violation of the terms of this Agreement will be void and of no effect, and the purported transferee of such shares will not be recognized as the owner or holder of the Capital Stock purportedly transferred. The Stockholders consent to the notation of "Stop Transfer" restrictions in the Company's stock transfer books with respect to their holdings of Capital Stock in order to assist in the enforcement of the restrictions set forth in this Agreement. A Stockholder shall not pledge any shares of Stock unless the Company consents in writing and the pledgee agrees in writing to be subject, upon foreclosure or disposition of the collateral, to the right of first refusal contained herein as if such pledgee were the Stockholder. A pledgee shall not transfer all or any portion of the Stock unless and until the Stock has been offered for sale as provided in this Agreement, and a pledgee of a Stockholder's Stock shall not itself acquire ownership or vote the Stock without such Stock first being subject to the right of first refusal contained in this Section 2.04.

      2.04  Right of First Refusal. Except for Transfers in accordance with
Section 2.05 and as otherwise provided herein, transfer of all or any portion of Capital Stock by any Stockholder (the "Selling Stockholder"), directly or indirectly, shall be made only to a third party and shall be subject to a right of first refusal by the Company after receipt of notice from the selling stockholder stating the number of shares and the terms and price of the Offered Shares of Capital Stock (the "Notice"). The Company shall have 15 days to notify the Selling Stockholder whether it shall purchase the Offered Shares on the terms in the Notice. If the Company does not agree to purchase the Offered Shares, the Selling Stockholder

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

shall then send the Notice to the other Stockholders who shall have 15 days from receipt to purchase the Offered Shares on the same terms in the Notice.

      2.05  Compelled Sale Right.

            (a) Compelled Sale. If any Stockholder or group of Stockholders shall desire to Transfer all or substantially all of the Capital Stock held by them to any third party other than a Permitted Transferee (the "Third Party Purchaser"), which Capital Stock represents at least fifty percent (50%) of the outstanding Series A Preferred Shares (the "Majority Holders"), then all the other Stockholders (the "Minority Holders") shall be required, at the election of the Majority Holders, to Transfer to the Third Party Purchaser (a "Compelled Sale") all of the shares of Capital Stock then held by the Minority Holders (the "Compelled Sale Shares"), on the same terms and conditions upon which the Majority Holders propose to Transfer their shares of Capital Stock. In the event of a Compelled Sale, options that are not at such time exercisable shall become exercisable by reason of such transaction only to the extent provided in the instrument evidencing the grant of such options.

            (b) Notice. The Majority Holders shall give written notice (the "Compelled Sale Notice") to each of the Minority Holders setting forth the terms and conditions, including the proposed sale price, of the Compelled Sale (the "Compelled Sale Terms") and the name of the Third Party Purchaser. Within ten (10) days after receipt of the Compelled Sale Notice, the Minority Holders shall deliver to the Company stock certificate(s) (or voting trust certificate(s)) representing the Compelled Sale Shares, duly endorsed for transfer, and all other documents reasonably requested by the Majority Holders. Pending consummation of the Compelled Sale, the Majority Holders shall promptly notify the Minority Holders of any material changes in the Compelled Sale Terms and any other material developments in connection with the Compelled Sale.

            (c) Closing. The Compelled Sale shall be consummated at a closing to be held in accordance with the Compelled Sale Terms. Promptly after the closing, the Company shall remit or cause to be remitted to Minority Holders the consideration with respect to the Compelled Sale Shares. If the closing has not occurred within one hundred twenty (120) days after delivery of the Compelled Sale Notice, the Company shall promptly return to the Minority Holders all certificates representing the Compelled Sale Shares previously delivered to the Company. The provisions of this Section
      2.05 shall remain in effect, notwithstanding any such return of the Compelled Sale Shares.

      2.06 "Market Stand Off" Agreement. In addition to any other restrictions hereunder, Stockholders hereby agree that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, each Stockholder shall not, to the extent requested by the Company and such underwriter, (i) directly or indirectly lend, offer, pledge, sell, contract to sell (including, without limitation, any short sale), sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any securities of the Company held by him at any time during such period except Common Stock included in such registration, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company's securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Company's securities, in cash or otherwise; provided, however, that:

            (a) such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

            (b)   such market stand-off time period shall not exceed 180 days.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions respect to the Shares until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 2.06 all not apply to a registration relating to any employee benefit plans or a corporate reorganization or other transaction on Form S-4 or successor form.

                                   ARTICLE III
                              CORPORATE GOVERNANCE

      3.01 Elections of Directors. From and after the date of this Agreement, each Stockholder shall vote all of the Capital Stock over which such Stockholder has voting control, and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents or resolutions in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholders' meetings) so that:

            (a) the authorized number of directors of the Company's Board of Directors shall be established at seven (7) directors;

            (b) The holders of Series A Preferred Stock shall be entitled to the voting rights given them in the Certificate of Designations Privileges, Powers, Preferences and Rights of the Series A Preferred Stock;

            (c) except following their resignation, death, or removal for Cause (defined below) from the Board, the following persons shall be elected to the Board at each election of directors during the term of this
      Agreement: Marcus Jundt, Chandler, Michael McDermott, and two directors to be appointed according to the provisions in the Bylaws of the Company (the "Common Stock Directors"), and Dr. Paul Bothum and Doug Hopskind (the "Series A Directors").

      The term "Cause" shall mean (i) malfeasance in office (including, but not limited to, acts of fraud, misappropriation, embezzlement or dishonesty with respect to the Company), (ii) breach of the fiduciary duty of care or duty of loyalty, (iii) conviction of, or plea of guilt or no contest to, any felony or other crime involving moral turpitude, (iv) incompetency, (v) gross inefficiency, (vi) failure to perform, (vii) moral turpitude or (viii) chronic alcohol abuse or drug use.

      3.02 Vacancies. Upon the resignation, death or removal for Cause of any of the directors named above, the remaining directors may fill such vacancy with an individual elected by the vote of all of the remaining directors, and the Stockholders shall elect such person to the Board at each election of directors during the term of this Agreement (until his or her death, resignation or removal for Cause). However, if there is a vacancy occurs due to the resignation, death or removal for Cause of any Series A Director, then the holders of the Series A Preferred Stock shall vote separately as a class to fill such vacancy pursuant to their rights under the Certificate of Designation.

                                   ARTICLE IV
                               TERM AND AMENDMENT

      4.01  Term. This Agreement will terminate upon the earliest to occur of:
(a) the closing of a firmly underwritten initial public offering of the Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, in which the gross proceeds to the Company are at least $25,000,000 (before deduction of underwriters' commissions and expenses) and in which the per share price to the public is at least $7.00 (subject to adjustment for any stock split, reverse stock split, stock dividends, recapitalizations, and other re-classifications affecting the Company's capitalization); (b) immediately before the closing of an acquisition of the Company by another person, entity or organization (a "Person") by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately before the acquisition transaction own, immediately after the acquisition transaction, securities representing less than fifty percent (50%) of the voting power of the Company or other Person surviving such transaction; provided that no such acquisition will be deemed to have occurred in a merger effected solely for the purpose of changing the Company's domicile or solely for the purpose of raising operating capital; or (c) a sale, lease, or other conveyance of all or substantially all of the Company's assets.

      4.02 Amendment. This Agreement shall not be changed, waived, discharged, or terminated except by written agreement signed by Stockholders holding not less than seventy-five percent (75%) of the issued and outstanding Series A Preferred Stock.

                                    ARTICLE V
                                  MISCELLANEOUS

      5.01 Parties. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Stockholders and their heirs, personal representatives, successors, and permitted assigns; provided, however, that no Person other than the Stockholders shall have any rights hereunder or the power to enforce any of the duties created hereby unless such Person shall have become bound to the provisions of this Agreement, as described in Section 5.02.

      5.02 Additional Stockholders. The Company and the Stockholders acknowledge that other Persons may become stockholders of the Company after the date of this Agreement. The Company shall require such Persons and such Persons' spouses, if any, as a condition to the issuance or Transfer of shares of Capital Stock to them, to execute and deliver to the Company a counterpart or joinder to this Agreement. No Person shall be deemed to have any rights under this Agreement or as a holder of Capital Stock, or the power to enforce any of the duties created by this Agreement or as a holder of Capital Stock, until execution or delivery of such counterpart or joinder. Upon execution of such counterpart or joinder as a Stockholder, (i) such Person shall become a party to this Agreement, shall be entitled to all of the rights and benefits of this Agreement, shall be bound by all of the obligations hereunder, and shall be considered a "Stockholder" hereunder, and (ii) Exhibit "A" shall be deemed to be amended to reflect the issuance or Transfer of Capital Stock and shall be distributed to each of the Stockholders by the Company.

      5.03 Specific Performance. The Company and the Stockholders agree that a breach or violation of any of the terms, covenants, or other obligations under this Agreement will result in immediate and irreparable harm to the non-breaching parties in an amount that will be impossible to ascertain at the time of the breach or violation and that the award of monetary damages will not be adequate relief to the non-breaching parties. Therefore, the failure on the part of any party to perform all of the terms, covenants, and obligations established by this Agreement shall give rise to a right to the other parties to obtain enforcement of this Agreement in a court of equity by a decree of specific performance, a writ of mandamus, or other injunctive relief. This remedy, however, shall be cumulative and in addition to any other remedy the parties may have.

      5.04 Severability. If any provision of this Agreement or the application of this Agreement shall be invalid or unenforceable, the parties to this Agreement shall take such action as may be necessary to effectuate the intent of such provision, and the remainder of this Agreement and any other application of such provision shall not be affected by such action.

      5.05 Sections and Exhibits. The headings of sections in this Agreement are provided for convenience only and will not affect the Agreement's construction or interpretation. Unless indicated otherwise, references to "Section," "Sections," "Exhibit," or "Exhibits" refer to the corresponding section, sections, exhibit, or exhibits, respectively, of this Agreement.

      5.06 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed to have been given, made, or delivered when actually received (regardless of the manner of transmission) or five (5) days after deposited in the mail and sent by registered or certified mail, postage prepaid; or, by facsimile transmission when transmitted with confirmation of receipt, addressed as the case may be as follows:

      If to the Company:         Kona Grill, Inc.
                                 7373 East Doubletree Ranch Road
                                 Suite 210
                                 Scottsdale, Arizona  85258
                                 Attention: Chief Executive Officer
                                 Facsimile: (480) 991-6811

      If to a Stockholder:       (as set forth on Exhibit "A")

or to such other address as the Company shall have furnished to the Stockholders, or any Stockholder shall have furnished to the Company, in writing in accordance with the provisions of this Section 5.06.

      5.07 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

      5.08 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Arizona.

      5.09 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Stockholders relating to the subject matter of this Agreement, and there are no other terms other than those contained in this Agreement.

      5.10 Further Assurances. Each party to this Agreement will take such further action and will execute and deliver such further documents as may be reasonably requested by any other party to carry out the provisions and purposes of this Agreement. In addition, the Company shall use its best efforts to ensure that the rights granted under this Agreement are effective and that the parties to this Agreement enjoy the benefits of the rights granted under this Agreement. Without limiting the generality of the foregoing, the Company (i) shall use its best efforts to cause the nomination and election of the directors as provided in Article III; (ii) shall not avoid or seek to avoid the observance or performance of any of the terms to be performed by the Company under this Agreement; (iii) shall at all times in good faith assist in carrying out all of this Agreement's provisions and in taking all such actions as may be necessary, appropriate, or reasonably requested by any Stockholder to protect against impairment of such Stockholder's rights as set forth in this Agreement; (iv) shall not transfer on the Company's books any Capital Stock that has been purportedly Transferred in violation of this Agreement; (v) shall not give effect to any action in contravention of this Agreement undertaken by any Person; and (vi) shall promptly inform the Stockholders of any breach or action in contravention of this Agreement of which the Company becomes aware.

      5.11 Grant of Proxy. If any provisions of this Agreement cause the termination of the ownership of Capital Stock of any Stockholder, then such Stockholder hereby grants the Company a power of attorney to take all actions, and execute and deliver all documents, necessary or appropriate to evidence the transfer of such Capital Stock on the books of the Company. Such proxy, and if any provisions of this Agreement are construed to constitute the granting of proxies, then such other proxies, will be deemed coupled with an interest and are irrevocable for the term of this Agreement.

            [The remainder of this page is intentionally left blank.]

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                             THE COMPANY:

                                             KONA GRILL, INC.

                                             By: /s/ Jason Merritt
                                                 -------------------------------
                                             Name:  Jason Merritt
                                             Title: Vice President of Operations

                                             STOCKHOLDERS:

                                             [SEE ATTACHED SIGNATURE PAGES]

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                             STOCKHOLDER:

                                             /s/ Marcus E. Jundt
                                             ___________________________________
                                             Marcus E. Jundt

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                           STOCKHOLDER:

                           KONA KC INVESTMENT LLC

                           By: RJN II, LLC, an Arizona limited liability company
                           Its: Manager

                           By: /s/ Robert J. Novak
                              _________________________________________________
                               Robert J. Novak, Manager

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    CARL REDFIELD TRUST 2000 U-I, dated 10/18/00

                                    /s/ Carl Redfield
                                    ____________________________________________
                                    By:  Carl Redfield
                                    Its: Trustee

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    /s/ D. David Sebold
                                    ____________________________________________
                                    D. David Sebold

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    /s/ Murray R. Williamson
                                    ____________________________________________
                                    Murray R. Williamson

                                    /s/ Patricia R. Williamson
                                    ____________________________________________
                                    Patricia R. Williamson

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    /s/ Holly Callen Hamilton
                                    ____________________________________________
                                    Holly Callen Hamilton

                                    /s/ Robert W. Hamilton
                                    ____________________________________________
                                    Robert W. Hamilton

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    /s/ Ted Mitsakopoulos
                                    --------------------------------------------
                                    Ted Mitsakopoulos

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    CAPITAL REAL ESTATE, INC.

                                    /s/ Richard Hauser
                                    -------------------------------------------
                                    By:  Richard Hauser
                                    Its: President

                           STOCKHOLDER SIGNATURE PAGE

                             STOCKHOLDERS' AGREEMENT

      This Stockholder Signature Page is a part of, and shall be attached to, that certain Stockholders' Agreement dated August 29, 2003, by and among Kona Grill, Inc., a Delaware corporation, and its Stockholders (as it may be amended, the "Stockholders' Agreement"). By execution of this signature page, the undersigned acknowledges that such person is a stockholder of Kona Grill, Inc. and is subject to, and bound by, all of the terms and conditions of the Stockholders' Agreement, as it may be amended pursuant to its terms.

                                    STOCKHOLDER:

                                    /s/ James R. Jundt
                                    ------------------------------------------
                                    James R. Jundt